SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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QPAGOS
(Name of Registrant As Specified In Its Charter) Commission File Number:

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QPAGOS

Paseo del la Reforma 404 Piso 15 PH
Juarez, Del. Cuauhtemoc, Mexico, D.F. C.P. 06600

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of QPAGOS:

This Information Statement is furnished to the stockholders of QPAGOS, a Nevada corporation (the “Corporation”, “we”, “our”, or “us”), in connection with our prior receipt of approval by a written consent, in lieu of a special meeting, of the holders of in excess of a majority of our outstanding shares of common stock, which represents in excess of a majority of our voting power (see attached Exhibit A), of an increase to our authorized shares of common stock from 100,000,000 to 500,000,000 (the “Increase”). The affirmative vote of the holders of a majority of our outstanding shares of common stock is required to approve the Increase. On January 26, 2018, the Corporation obtained the approval of the Increase by written consent of several stockholders that together are the record holders of 28,737,420 shares of the Corporation’s common stock, representing approximately 50.70% of the voting power of the Corporation as of January 26, 2018. The Increase cannot be effectuated until 20 days after the mailing of this Information Statement.

THE CORPORATION IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY. Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only holders of our common stock at the close of business on January 26, 2018 shall be given a copy of the Information Statement. The date on which this Information Statement will be sent to stockholders will be on or about February     , 2018.

The accompanying information statement is for information purposes only. Please read it carefully.

The Information Statement serves as notice of the foregoing action pursuant to the Written Consent in accordance with Section 78.320 of the Nevada Revised Statutes. The close of business on January 26, 2018 is the record date (the “Record Date”) for the determination of the holders of our common stock entitled to receive the Information Statement. As of January 26, 2018, we had 100,000,000 shares of our common stock authorized and 56,682,415 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder thereof to one vote on matters submitted for approval to the holders of our common stock.

By Order of the board of directors

Very truly yours,

QPAGOS

By:	/s/ Gaston Pereira
	Name:	Gaston Pereira
	Title:	Chief Executive Officer

February     , 2018

QPAGOS

Paseo del la Reforma 404 Piso 15 PH
Juarez, Del. Cuauhtemoc, Mexico, D.F. C.P. 06600
Telephone: (919) 941- 5206

This Information Statement is furnished to the stockholders of QPAGOS, a Nevada corporation (the “Corporation” or “QPAGOS”), in connection with our prior receipt of approval by a written consent, in lieu of a special meeting, of the holders of in excess of a majority of our shares of voting stock (the “Majority Stockholders”) to authorize an amendment to our Articles of Incorporation to increase to our authorized shares of common stock from 100,000,000 to 500,000,000 (the “Increase”). On January 26, 2018, we obtained the approval of the Increase by written consent of the Majority Stockholders that are the record holders of 28,737,420 shares of our common stock, representing approximately 50.70% of the voting power of the Corporation as of January 26, 2018.

The Increase cannot be effectuated until 20 days after the mailing of this Information Statement. A copy of the Certificate of Amendment to our Articles of Incorporation is attached hereto as Exhibit B.

The date on which this Information Statement will be sent to stockholders will be on or about February __, 2018, and this Information Statement is being furnished to all holders of the common stock of the Corporation on record as of January 26, 2018 (the “Record Date”).

Our board of directors, and the owner of a majority of our outstanding voting securities, have unanimously adopted, ratified and approved the proposed actions by us. No other votes are required or necessary.

Vote Required

Pursuant to the Corporation’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Corporation’s outstanding votes is required to approve the Increase. The Corporation’s Articles of Incorporation do not authorize cumulative voting. As of the record date, the Corporation had 56,682,415 voting shares of common stock issued. The common stock was entitled to one vote per share or 56,682,415 votes. An aggregate of 28,341,208 votes are required to approve the Increase. The Majority Stockholders are entitled to 28,737,420 votes, which represents approximately 50.70% of the issued and outstanding votes with respect to the Corporation’s shares of common stock. The consenting stockholders voted in favor of the Increase described herein in a written consent, dated January 26, 2018.

Stockholders that did not consent to the Increase are not entitled to assert any dissenter’s or appraisal rights under Nevada Revised Statutes.

Interests of Certain Parties in the Matters to be Acted Upon

Gaston Pereira, Andrey Novikov and Sarmad Harake, members of our board of directors, as individuals and/or as individuals controlling certain entities are included among the Majority Stockholders.

Record Date

The board of directors has fixed the close of business on January 26, 2018 as the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

Effective Date

Under applicable federal securities laws, the Increase cannot be effected until at least 20 calendar days following the date that this Information Statement has been mailed to our stockholders. This Information Statement is first being mailed by us to our stockholders on or about February     , 2018.

AMENDMENT OF ARTICLES OF INCORPORATION

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF COMMON STOCK

Purpose: QPAGOS’ board of directors has unanimously adopted a resolution seeking stockholder approval to authorize an amendment (the “Amendment”) to our Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares. QPAGOS’ Articles of Incorporation, as currently in effect, authorize QPAGOS to issue up to 100,000,000 shares of common stock, par value $0.001 per share. The board of directors has proposed an increase in the number of authorized shares of the common stock of QPAGOS and stockholders holding a majority of the outstanding voting power have approved the filing of the Amendment. Upon the filing of the Amendment, QPAGOS will be authorized to issue 500,000,000 shares of common stock and the authorized number of shares of preferred stock, will remain the same.

Our board of directors believes that authorizing this increase in the number of authorized shares of common stock is in the best interest of QPAGOS and its stockholders in that it could be obligated to issue common stock upon conversion of certain existing outstanding convertible debt in excess of the number of authorized shares of common stock and it will provide QPAGOS with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings. We have been raising capital for our ongoing operations by entering into various loan agreements that permit the lender to convert all or a portion of the loan to common stock. On January 30, 2018, QPAGOS had 11,649,514 shares of common stock available for issuance prior to taking into account all shares reserved of convertible securities which we believe may not be sufficient to satisfy all outstanding debt obligations.

On January 26, 2018, we had debt in outstanding principal balance of $2,060,068 convertible into shares of common stock based upon the closing price of our stock on the conversion date ranging between 38% and 40% of the closing price of the stock. Since the debt does not convert at a fixed conversion price it is difficult for us to accurately quantify the number of shares that we will be required to issue upon such conversions. Using the December 31, 2017 outstanding debt numbers, if all of QPAGOS’ outstanding debt and warrants were to convert to common stock, depending upon the price of our common stock at the time of conversion we could be required to issue additional shares, which would exceed the number of shares currently available for issuance. The board of directors believes that it is in QPAGOS’ and QPAGOS’ stockholders’ best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable QPAGOS to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders and to enable it to meet any obligations it may have to issue shares of common stock.

The board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose other than the issuance of shares upon conversion of existing debt and other outstanding convertible securities in accordance with their respective terms. Although QPAGOS has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, QPAGOS may issue shares of common stock in connection with such a financing. The increased number of shares will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of QPAGOS, except as provided under Nevada Revised Statute or under the rules of any national securities exchange on which shares of stock of QPAGOS are then listed. Under QPAGOS’ Articles of Incorporation, the QPAGOS stockholders do not have preemptive rights to subscribe to additional securities which may be issued by QPAGOS, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of QPAGOS in order to maintain their proportionate ownership of QPAGOS’ stock.

Effect: Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of QPAGOS common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock. The increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of QPAGOS by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of QPAGOS and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for QPAGOS stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting QPAGOS’ current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of QPAGOS’ business. However, the board of directors is not aware of any attempt to take control of QPAGOS and the board of directors did not propose the increase in QPAGOS’ authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock. Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR ARTICLES OF INCORPORATION?

A. Our board of directors believes that the authorized shares of common stock remaining available for issuance may not be sufficient to fulfill all of QPAGOS’ obligations to holders of securities convertible into shares of common stock of QPAGOS and to allow it to take advantage of future financing opportunities. Accordingly, our board of directors believes that it is in QPAGOS’ best interests to authorize the increase in the number of authorized shares of common stock as proposed. The increase in the number of authorized shares of common stock is recommended by QPAGOS’ board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of QPAGOS.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION?

A. The board of directors has approved the proposed amendment of our Articles of Incorporation and believes it is in the best interests of QPAGOS and the best interests of the current stockholders of QPAGOS.

Q. WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. A consent in favor of the proposal has already been received from 28,737,420 stockholders holding approximately 50.70% of the voting securities of QPAGOS.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. QPAGOS will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Gaston Pereira, Chief Executive Officer of QPAGOS, telephone: +52 (55)-110-110

VOTE REQUIRED FOR APPROVAL

Our board of directors of QPAGOS has adopted, ratified and approved the proposal to authorize the Increase, and stockholders of QPAGOS holding in excess of a majority of the voting power on the Record Date have approved the Increase.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on January 26, 2018 as the record date for the determination of the common stockholders entitled to notice of the action by written consent.

At the record date, QPAGOS had: (i) 100,000,000 shares of common stock authorized with a stated par value of $0.001, of which 56,682,415 shares were issued and outstanding and (ii) 25,000,000 shares of preferred stock authorized with a stated par value of $.001, none outstanding. The holders of shares of common stock are entitled to one vote per share on matters to be voted upon by stockholders. The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, subject to rights of holders of preferred stock, if any.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information, as of January 26, 2018, or as otherwise set forth below, with respect to the beneficial ownership of our common stock and: (i) all persons known to us to be the beneficial owners of more than 5% of the outstanding shares of our common stock and; (ii) each of our directors and our executive officers; and (iii) all of our directors and our executive officer as a group. The address of each beneficial owner is Paseo del la Reforma 404 Piso 15 PH, Juarez, Del. Cuauhtemoc, Mexico, D.F. C.P. 06600.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 26, 2018 for:

●	each of our directors and nominees for director;

●	each of our named executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 56,682,415 shares of our common stock. We have deemed shares of our common stock subject to warrants that are currently exercisable within 60 days of January 26, 2018 to be outstanding and to be beneficially owned by the person holding the warrant or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these 56,682,415, however, for the purpose of computing the percentage ownership of any other person.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included		Percentage of Common Stock Beneficially Owned

Gaston Pereira (Chief Executive Officer)	2,880,000	(1)	5.08%

Andrey Novikov (Chief Operating Officer)	1,440,000	(2)	2.54%

Sarmad Harake (Director)	1,920,000	(3)	3.39%

James Fuller (Director)	30,000	(4)	*

Mark Korb (Chief Financial Officer)	25,000	(5)	*

Irina Galikhanova	3,800,000	(6)	6.70%

Panatrade Business Limited	3,507,540	(7)	6.19%

Delinvest Commercial Ltd.	3,889,448	(8)	6.86%

Olga Akhmetova	3,889,448	(9)	6.86%

Huppay Global Corp.	3,215,430	(10)	5.67%

Newvello Ltd.	3,200,000	(11)	5.65%

Gibbs International, Inc. and Jimmy Gibbs	6,170,000	(12)	10.7%

All officers and directors as a group (4 persons)	6,265,000		11.01%

*Less than 1%

(1)	Consists of 2,880,000 shares of common stock.
(2)	Consists of 1,440,000 shares of common stock.
(3)	Consists of 1,920,000 shares of common stock that is owned by Eurosa, Inc. in connection with consulting services. Sarmad Harake is the principal of Eurosa, Inc.
(4)	Consists of 30,000 shares of common stock.
(5)	Consists of 25,000 shares of common stock.
(6)	Consists of 3,800,000 shares of common stock.
(7)	Consists of 3,507,540 shares of common stock. The principal of Panatrade Business Limited is Fermin Milciades Castanedas Chacon or by Power of Attorney Victor Amirov and the address is Parque Lefevre Condominio Maria Nr. 5B Republic of Panama.
(8)	Consists of 3,889,448 shares of common stock. The principal of Delinvest Commercial Ltd. is Alex Motorin and the address is Drake Chambers, P.O. Box 3321 Road Town, Tortola, British Virgin Islands.
(9)	Consists of 3,889,448 shares of common stock. The address for Olga Akhmetova is 9 Gzhatskaya Street, Apt. 100, Saint Petersburg, Russia 195220.
(10)	Consists of 3,215,430 shares of common stock. The principal of Huppay Global Corp. is Director, A.J.K. CORPORATE MANAGEMENT INC., represented by Cherlin Armstrong as a sole director and the address is 33 Porter Road. P.O. Box 3169 PMB 103. Road Town, Tortola, British Virgin Islands.
(11)	Consists of 3,200,000 shares of common stock. The principal of Newvello Ltd. is Vladimir Skigin and the address is P.O. Box 146, Road Town, Tortola, British Virgin Islands.
(12)	Consists of 4,225,000 shares of common stock and 800,000 shares of common stock issuable upon exercise of warrants owed by Gibbs International, Inc. Jimmy Gibbs is the principal of Gibbs International, Inc. Also includes 1,065,000 shares of common stock owned by Gibbs Investment Holdings, LLC of which Jimmy Gibbs is an equity holder and as such shares the power to vote and dispose of the shares of common stock owned by Gibbs Investment Holdings, LLC. The address of Gibbs International, Inc. and Gibbs Investment Holdings, LLC is 9855 Warren H. Abernathy Highway, Spartanburg, South Carolina 29301. Certain of the information was obtained from a Schedule 13G/A filed on July 22, 2016 with the SEC on behalf of Gibbs International, Inc. and Jimmy Gibbs.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolution adopted by the board of directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

You may request a copy of our annual report on Form 10-K for period ending December 31, 2016 and our quarterly report on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017 at no cost, by writing or telephoning us at the following address:

QPAGOS

Paseo del la Reforma 404 Piso 15 PH

Juarez, Del. Cuauhtemoc, Mexico, D.F. C.P. 06600

ADDITIONAL INFORMATION

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at +52 (55)-110-110 or mailing us at Paseo del la Reforma 404 Piso 15 PH, Juarez, Del. Cuauhtemoc, Mexico, D.F. C.P. 06600. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices set forth above.

As we obtained the requisite stockholder vote for the Increase described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated:	By Order of the board of directors

/s/ Gaston Pereira
Gaston Pereira Chief Executive Officer

ANNEXES TO INFORMATION STATEMENT

Exhibit	Description

A	Statement of Action By Written Consent of the Majority of the Stockholders of QPAGOS

B	Certificate of Amendment to the Articles of Incorporation

Exhibit A

STATEMENT OF ACTION
BY WRITTEN CONSENT
OF THE MAJORITY OF
THE STOCKHOLDERS OF
QPAGOS

The undersigned, being a majority of the stockholders of QPAGOS (the “Corporation”) and acting by written consent in lieu of a meeting in accordance with Section 78.315 of the Nevada Revised Statutes, hereby adopt the following resolutions:

WHEREAS, the board of directors of the Corporation has determined that it is in the best interests of the Corporation to increase the amount of shares of common stock from 100,000,000 to 500,000,000 shares.

NOW THEREFORE BE IT RESOLVED, that the Certificate of Amendment to the Articles of Incorporation of the Corporation, in the form attached hereto as Exhibit A (the “Amendment”), be, and hereby is, approved and the appropriate officers of the Corporation be, and hereby are, authorized, empowered and directed to file the Amendment on behalf of the Corporation with the Secretary of State of the State of Nevada and to make all filings necessary in connection therewith with the Securities and Exchange Commission; and

RESOLVED FURTHER, that the officers of the Corporation be, and hereby are, authorized, empowered and directed to file an Information Statement on Schedule 14C, in the form annexed hereto, with the Securities and Exchange Commission and to effectuate the mailing of such Information Statement on Schedule 14C to the holders of record of the shares of the Corporation’s common stock as set forth in the Schedule 14C.

[Remainder of the page left blank]

This Unanimous Written Consent may be executed in any number of counterparts, each of which together shall be deemed to be an original and all of which together shall constitute one and the same consent. This consent is being signed as of January 26, 2018.

/s/ Gaston Pereira
Gaston Pereira 2,880,000 (5.08%)

/s/ Andrey Novikov
Andrey Novikov 1,440,000 (2.54%)

/s/ Irina Galikhanova
Irina Galikhanova 3,800,000 (6.70%)

/s/ Olga Akhmetova
Olga Akhmetova 3,889,448 (6.86%)

/s/ Sergey Rumyantsev
Sergey Rumyantsev 2,010,984 (3.55%)

/s/ Evengy Rumyantsev
Evengy Rumyantsev 2,200,000 (3.88%)

PANATRADE BUSINESS LIMITED

By:	/s/ Victor Amirov

Name: Victor Amirov Title: Power of Attorney 3,507,540 (6.19%)

DELINVEST COMMERCIAL LIMITED

By:	/s/ Alex Motorin

Name: Alex Motorin Title: 3,889,448 (6.86%)

NEWVELLO LTD.

By:	/s/ Vladimir Skigin

Name: Vladimir Skigin Title: 3,200,000 (5.65%)

EUROSA, INC.

By:	/s/ Sarmad Harake

Name: Sarmad Harake Title: Chief Executive Officer 1,920,000 shares (3.39%)

Exhibit B

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

QPAGOS

2. The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Article 3 shall be amended to read as follows:

The total number of shares of all classes of stock that the Corporation shall have authority to issue is Five Hundred Twenty Five Million (525,000,000) shares consisting of: Five Hundred Million (500,000,000) shares of common stock, $.001 par value per share ("Common Stock"); and Twenty Five Million (25,000,000) shares of preferred stock, $.001 par value per share ("Preferred Stock").

The remaining provisions of Article 3 shall remain the same.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: In excess of 50%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

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